SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to
                       Section 14(a) of the
                 Securities Exchange Act of 1934
                         (Amendment No. )

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Check the appropriate box:

|_|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material under Rule 14a-12

                                DigitalThink, Inc.
                (Name of Registrant as Specified In Its Charter)


       (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|     No fee required.
|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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    computed pursuant to Exchange Act Rule 0-11 (set forth the
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|_| Fee paid previously with preliminary materials:

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         was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                               DIGITALTHINK, INC.
                               601 Brannan Street
                         San Francisco, California 94107
                                  -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 30, 2003
                                  -----------

TO THE STOCKHOLDERS OF DIGITALTHINK, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DigitalThink, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, July 30, 2003 at 9:00 a.m. local time at 601 Brannan Street, San Francisco, California 94107 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

1. To elect two Class I directors to hold office until the 2006 Annual Meeting of Stockholders.
2. To ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending March 31, 2004.
3. To approve the Company's 1999 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under such plan by 700,000 shares.
4. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on May 27, 2003 as the record date for the determination of stockholders entitled to notice and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                                     FOR THE BOARD OF DIRECTORS

                                                     Robert J. Krolik
                                                     Secretary


San Francisco, California
June 10, 2003

-------------------------------------------------------------------------------
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING OR YOU MAY VOTE YOUR SHARES ON THE INTERNET OR BY TELPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY. IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE, YOU MAY BE ABLE TO VOTE ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED WITH YOUR VOTING FORM. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
-------------------------------------------------------------------------------

                               DIGITALTHINK, INC.
                               601 Brannan Street
                         San Francisco, California 94107
                                  -----------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 30, 2003
                                  -----------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

    The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of DigitalThink, Inc., a Delaware corporation ("DigitalThink"), for use at the Annual Meeting of Stockholders to be held on Wednesday, July 30, 2003 at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 601 Brannan Street, San Francisco, CA 94107. We intend to mail this proxy statement and accompanying proxy card on or about June 10, 2003 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

    We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of DigitalThink or, at our request, by Mellon Investor Communication Services. No additional compensation will be paid to directors, officers or other regular employees for such services, but Mellon Investor Communication Services will be paid its customary fee, estimated to be about $7,500, if it renders solicitation services.

Voting Rights and Outstanding Shares

    Only holders of record of our common stock at the close of business on May 27, 2003 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on May 27, 2003 we had outstanding and entitled to vote 44,186,732 shares of common stock.

     Each holder of record of our common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

    A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Against" votes, abstentions and broker non-votes (a "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which is does have discretionary authority or for which it has received instructions)). Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

Voting Via the Internet or By Telephone

    Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The law of Delaware, under which we are incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholders.

    The telephone and Internet voting procedures below are designed to authenticate stockholders' identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders' instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

For Shares Registered in Your Name

    Stockholders of record may go to http://www.eproxy.com/dthk to grant a proxy to vote their shares by means of the Internet. They will be required to provide the company number and control number contained on their proxy cards. The voter will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-800-435-6710 and following the recorded instructions.

For Shares Registered in the Name of a Broker or Bank

    Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than our proxy card.

    A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services' web site at http://www.proxyvote.com.

General Information for All Shares Voted Via the Internet or By Telephone

    Votes submitted via the Internet or by telephone must be received by 11:00 p.m., eastern time on Tuesday July 29, 2003. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

Revocability of Proxies

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of DigitalThink at our principal executive office, 601 Brannan Street, San Francisco, CA 94107, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

    The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2004 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission (the "SEC") is February 10, 2004. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so by February 10, 2004. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

    Our Restated Certificate of Incorporation and Bylaws provide that our Board shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Currently there are two directors of Class I, three directors of Class II and three directors of Class III. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

    Our Board is presently composed of eight members. There are two directors in the class whose term of office expires in 2003. Each of the nominees for election to this class is currently a director of DigitalThink who was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2006 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

    Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-year Term Expiring at the 2006 Annual Meeting


   Name                          Age    Principal Occupation
   -----                         ---    --------------------
   Steven L. Eskenazi (3)(4)......40    General Partner, WaldenVC
   Samuel D. Kingsland (1)(2).....34    Founding Member of Granite Ventures, LLC

Steven L. Eskenazi has been a member of our Board since August 1997. Since March 1997, Mr. Eskenazi has been a founder and General Partner of WaldenVC, a venture capital firm. From February 1990 to March 1997, Mr. Eskenazi was Managing Director in charge of New Media Research at Alex Brown, an investment banking company. Mr. Eskenazi also serves on the board of several private companies. Mr. Eskenazi received a B.S. in Applied Mathematics in 1983 from Union College and an M.B.A. in 1985 from the Amos Tuck School of Management at Dartmouth College.

Samuel D. Kingsland has been a member of our Board since June 1996. Since July 1998, Mr. Kingsland has been a founding member of Granite Ventures (formerly known as H & Q Venture Associates, LLC), a venture capital firm. From January 1991 to July 1998, Mr. Kingsland held several positions, most recently as Principal, within the venture capital group of Hambrecht & Quist, Inc., an investment banking firm. Mr. Kingsland is a director of several private companies. Mr. Kingsland received a B.A. in Earth Sciences in 1991 from Dartmouth College.

    THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH HEREIN.

Directors Continuing in Office Until the 2004 Annual Meeting

   Michael W. Pope ...............36     President and Chief Executive Officer
   Roger V. Goddu (2)(3)(4).......52     Operating Partner, Tri-Artisan Partners
   William H. Lane, III (1)(3)(4).64     Managing Member, nFormed LLC

Michael W. Pope has served as our President, Chief Executive Officer and member of our Board since April 2002. From October 1999 to April 2002, he served as our Vice President, Chief Financial Officer. From June 1992 to October 1999, Mr. Pope served in various positions at Dionex Corporation, a manufacturer and marketer of chromatography systems and related products for chemical analysis, most recently as Chief Financial Officer from April 1994 to October 1999. Mr. Pope is a director of Dionex Corporation. Mr. Pope received a B.A. in Quantitative Economics in 1988 from Stanford University and an M.B.A. in 1992 from the Haas School of Business at the University of California at Berkeley.

Roger V. Goddu has been a member of our Board since September 2002. In his most recent position, Mr. Goddu was chairman and chief executive officer of
Montgomery Ward. Mr. Goddu also spent eight years at Toys "R" Us, first as executive vice president and general merchandise manager and finally as president of U.S. merchandising. Prior to his tenure at Toys "R" Us, Mr. Goddu served as senior vice president and general merchandise manager for the final five of his nine years at Target Stores. Mr. Goddu also occupied various management positions in his ten years at Federated Department Stores. Mr. Goddu is a director of one private company. Mr. Goddu was chairman and chief executive officer of Montgomery Ward when Montgomery Ward filed for Chapter 11 bankruptcy in December 2000 Mr. Goddu was hired by Montgomery Ward to lead its restructuring efforts. Mr. Goddu attended Adrian College and the University of Toledo majoring in Business from 1968-1970 and is a 1996 graduate of Harvard's Business School's Executive Development Program for senior executives.

William H. Lane, III has been a member of our Board since February 1999. Since August 2002, Mr. Lane has been a Managing Member of nFormed LLC, a collaborative software solutions company. From 1996 to 2002, Mr. Lane was the President of Canyon Vista, Inc., a management consulting company. Mr. Lane retired from Intuit Inc., a financial software company, in July 1996, having served as its Vice President, Chief Financial Officer, Secretary and Treasurer from January 1994 to April 1996. Mr. Lane served in a similar capacity at ChipSoft, Inc., a tax preparation software company, from July 1991 until its acquisition by Intuit in December 1993. Mr. Lane is a director of several private companies. Mr. Lane received a B.A in Economics in 1960 from Columbia University.

Directors Continuing in Office Until the 2005 Annual Meeting

   Peter J. Goettner .............39     Founder
   Jon C. Madonna ................60     Chairman
   Roderick C. McGeary (1)(2).....52     Self Employed

    Peter J. Goettner has been a member of our Board since he co-founded DigitalThink in April 1996. From April 1996 to March 2002, he served as Chairman of our Board of Directors and as Chief Executive Officer and President from April 1996 to December 2000. Prior to founding DigitalThink, Mr. Goettner served as Director of Marketing for Knowledge Revolution, a developer of educational and engineering software. Mr. Goettner received a B.S. in Computer Engineering in 1986 from the University of Michigan and an M.B.A. in 1992 from the Haas School of Business at the University of California at Berkeley.

    Jon C. Madonna has been a member of our Board since January 2000 and Chairman of our Board since April 2002. He was our President from December 2000 to April 2002 and Chief Executive Officer from August 2001 to April 2002. From December 1998 to December 2000, Mr. Madonna was President and Chief Executive Officer of Carlson Wagonlit Travel, a leading business travel and expense management company. From January 1997 to October 1998, Mr. Madonna was Vice Chairman of The Travelers Group, a financial services and insurance company, and Vice Chairman of Travelers Property and Casualty and Chief Executive Officer of the Personal Lines business. Previously, Mr. Madonna was with KPMG Peat Marwick for 28 years, where he held numerous senior leadership positions, most recently as Chairman and CEO from 1990 to January 1997. Mr. Madonna is also a director of Albertsons, Inc., AT&T Corporation, Neuberger Berman Inc., Phelps Dodge Corporation and Tidewater, Inc. Mr. Madonna received a B.S. in Accounting in 1965 from the University of San Francisco.

    Roderick C. McGeary has been a member of our Board since January 2000. From May 2000 to June 2002, Mr. McGeary was the President and Chief Executive Officer of Brience, Inc., an e-commerce company. From 1997 to May 2000, Mr. McGeary was a national managing partner of KPMG Consulting, an international consulting organization, a partner of KPMG Peat Marwick LLP, and a member of KPMG Consulting's management committee. Mr. McGeary joined KPMG in 1972 as an audit professional and was elected partner in 1981. In January 1994, Mr. McGeary was named partner-in-charge of KPMG's West Coast Systems practice and in 1997 he was named a member of a two-person executive team that directs all KPMG Consulting services. Mr. McGeary is a director of BearingPoint, Inc., a public company. Mr. McGeary received a B.S. in Accounting in 1972 from Lehigh University.

    There are no family relationships among any of the directors or executive officers of the Company.

(1)      Member of the Audit Committee
(2)      Member of the Compensation Committee
(3)      Member of the Nominating Committee
(4)      Member of the Governance Committee

Board Committees and Meetings

    During the fiscal year ended March 31, 2003 our Board held eight meetings and acted by unanimous written consent one time. The Board has an Audit Committee, a Compensation Committee, a Nominating Committee and a Governance Committee.

    The Audit Committee of the Board oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed non-permissible audit services; monitors the rotation of partners of the independent auditors on our engagement team as required by law; reviews the financial statements to be included in our Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of our quarterly financial statements. Three directors comprise the Audit Committee: Messrs. Kingsland, Lane, and McGeary. It met seven times during such fiscal year. All members of our Audit Committee are independent within the meaning of Section 301 of the Sarbanes-Oxley Act and associated SEC rules and as independence is currently defined in Rule 4200(a)(14) of the NASD listing standards. In addition, the Board has determined that their audit committee includes at least one member (Mr. Lane) who is an "audit committee financial expert". In January 2003, the Audit Committee amended its written Audit Committee Charter. The current charter is attached as Appendix A to these proxy materials.

    The Compensation Committee reviews and approves our overall compensation strategy and policies. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our Chief Executive Officer; and administers our stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs. Three non-employee directors comprise the Compensation Committee: Messrs. Goddu, Kingsland, and McGeary. It met one time during such fiscal year.

    The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Board and its various committees, and nominates specific individuals to be elected as officers of DigitalThink by the Board. No procedure has been established for the consideration of nominees recommended by stockholders. Three non-employee directors comprise the Nominating Committee: Messrs. Eskenazi, Goddu and Lane. It met one time during such fiscal year and acted by unanimous written consent one time.

    The Governance Committee ensures that the Board is properly constituted to meet its fiduciary obligations and that DigitalThink has and follows appropriate governance standards. Three non-employee directors comprise the Governance
Committee: Messrs. Eskenazi, Goddu and Lane. It met one time during such fiscal year.

    During the fiscal year ended March 31, 2003, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                          REPORT OF THE AUDIT COMMITTEE

    The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included as Appendix A. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 and the Committee has discussed with the independent auditors the auditors' independence from management and DigitalThink including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 and considered the compatibility of non-audit services with the auditors' independence. The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held seven meetings during fiscal year 2003. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended March 31, 2003 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company's independent auditors.

    The foregoing Committee Report shall not be "soliciting material" or deemed to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent DigitalThink specifically incorporates it by reference into such filing.

                                  Respectfully submitted,

                                  The Audit Committee of the Board of Directors

                                  Samuel D. Kingsland
                                  William H. Lane, III
                                  Roderick C. McGeary

                                 PROPOSAL NO. 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


    The Audit Committee of the Board has selected Deloitte & Touche LLP as our independent auditors for the fiscal year ending March 31, 2004 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited our financial statements since our inception in 1996. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Deloitte & Touche LLP as our independent auditors is not required by our Bylaws or otherwise. However, the Audit Committee of the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche, LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Auditor's Fees

    Audit Fees. During the fiscal year ended March 31, 2003, the aggregate fees billed by Deloitte & Touche LLP for the audit of our financial statements for such fiscal year and for the review of our interim financial statements was $258,000.

    Financial Information Systems Design and Implementation Fees. During the fiscal year ended March 31, 2003, there were no professional services rendered by Deloitte & Touche LLP for information technology consulting.

    All Other Fees. During fiscal year ended March 31, 2003, the aggregate fees billed by Deloitte & Touche LLP for professional services other than audit and information technology consulting fees was $149,000, consisting mostly of tax preparation fees.

    The Audit Committee has determined the rendering of the non-audit services by Deloitte & Touche LLP is compatible with maintaining the auditor's independence.

    THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2004.

                                 PROPOSAL NO. 3

              APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

    In August 2000, the Board adopted our Employee Stock Purchase Plan (the "Plan"). As of March 31, 2003, there were 41,581 shares of common stock reserved for issuance under the Plan. On April 1, 2003, the number of shares available for issuance under the Plan was increased by 400,000 shares under the "evergreen" feature of the Plan.

    In May, 2003, the Board amended the Plan, subject to stockholder approval, to increase the number of shares of common stock authorized for issuance under the Plan by 700,000 shares from a total of 1,350,435 shares to a total of 2,050,435 shares. The Board adopted this amendment in order to ensure that we can continue to grant purchase rights at levels determined appropriate by the Board.

    As of April 30, 2003 an aggregate of 1,288,771 shares of DigitalThink common stock had been granted under the Plan. Only 61,664 shares of common stock (plus any shares that might in the future be returned to the Plan as a result of cancellations or expiration of purchase rights) remained available for future grant under the Plan.

    Stockholders are requested in this Proposal No. 3 to approve the amendment to the Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED.

    The essential features of the Employee Stock Purchase Plan are as follows:

Purpose

    The purpose of the Plan is to provide our employees and those of our Designated Subsidiaries (as defined in the Plan) with an opportunity to purchase DigitalThink common stock through accumulated payroll deductions. It is our intention to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

Administration

    The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

Stock Subject to the Plan

    Subject to this proposal, there are 2,050,435 shares of common stock reserved for issuance under the Plan. In addition, the Plan contains an "evergreen" feature that provides for an annual increase to be added on the first day of our fiscal year beginning with April 1, 2001 equal to the lesser of
(i) 400,000 shares, (ii) 1% of the outstanding shares on such date or (iii) a lesser amount determined by the Board, subject to a maximum number of shares available for issuance under the evergreen provision of 400,000 shares.

Offerings

    The Plan is implemented by offering to all eligible employees from time to time by the Board. Generally, each offering is approximately twenty-four months in duration, commencing on the first trading day on or after March 1 and September 1 of each year and terminating on the last trading day in the periods ending twenty-four months later. The duration and timing of offering periods may be changed by the Board.

Eligibility

    Any employee who is employed on a given enrollment date is eligible to participate in the Plan, subject to certain limitations set forth in the Plan.

    Any provisions of the Plan to the contrary notwithstanding, no employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such employee (or any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code) would own capital stock of DigitalThink and/or hold outstanding options to purchase such stock possessing five percent or more of the total combined voting power or value of all classes of the capital stock of DigitalThink or of any subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of DigitalThink and its subsidiaries accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) in any calendar year.

Participation in the Plan

    An eligible employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions and filing it with our payroll office prior to the applicable enrollment date.

Purchase Price

    The price per share at which shares are sold in an offering under the Plan shall be 85% of the fair market value of a share of common stock on the enrollment date or on the exercise date, whichever is lower; provided however, that the purchase price may be adjusted by the Board pursuant to the Plan.

Payment of Purchase Price; Payroll Deductions

    At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the term of an offering in an amount not exceeding ten (10%) of such participant's total compensation which he or she receives on each pay day during the term of such offering.

    All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

    A participant may discontinue his or her participation in the Plan as provided in the Plan, or may increase or decrease the rate of his or her payroll deductions during the offering period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate.

Purchase of Stock

    Unless a participant withdraws from the Plan as provided in the Plan, his or her option for the purchase of shares shall be exercised automatically on the exercise date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable purchase price (as discussed above) with the accumulated payroll deductions in his or her account. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

    If the Board determines that, on a given exercise date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of common stock that were available for sale under the Plan on the enrollment date of the applicable offering period, or (ii) the number of shares available for sale under the Plan on such exercise date, the Board may in its sole discretion (x) provide that DigitalThink shall make a pro rata allocation of the shares of common stock available for purchase in as uniform a manner as shall be practicable and, and continue all offering periods then in effect, or
(y) provide that DigitalThink shall make a pro rata allocation of the shares available for purchase on such enrollment date or exercise date, as applicable, in as uniform a manner as shall be practicable equitable, and terminate any or all offering periods then in effect pursuant to the Plan.

Withdrawal

    A participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the offering period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such offering period. If a participant withdraws from an offering period, payroll deductions shall not resume at the beginning of the succeeding offering period unless the participant delivers to us a new subscription agreement.

    A participant's withdrawal from an offering period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by us or in succeeding offering periods which commence after the termination of the offering period from which the participant withdraws.

Termination of Employment

    Upon a participant's ceasing to be an employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the offering period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under the Plan, and such participant's option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

Restrictions on Transfer

    Rights granted under the Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Effect of Certain Corporate Transactions

    Changes in Capitalization. The maximum number of shares each participant may purchase, the price per share and the number of shares of common stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by the Company.

    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the offering period then in progress shall be shortened by setting a new, exercise date and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The Board shall notify each participant in writing, at least ten business days prior to the new exercise date, of a change to the exercise date.

    Merger or Asset Sale. In the event of a proposed sale of all or substantially all of our assets, or our merger with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any purchase periods then in progress shall be shortened by setting a new exercise date using the same procedures as set forth above in the context of dissolution or liquidation.

Duration, Amendment and Termination

    The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Unless earlier terminated, the Plan shall continue in effect for a term of ten (10) years.

    Except as provided in the Plan, no termination or amendment of the Plan can affect options previously granted, provided that an offering period may be terminated by the Board on any exercise date if the Board determines that the termination of the offering period or the Plan is in the best interests of the Company and its stockholders.

Federal Income Tax Information

    Rights granted under the Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

    A participant will be taxed on amounts withheld for the purchase of shares of DigitalThink common stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

    If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.

    If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

    There are no federal income tax consequences to us by reason of the grant or exercise of rights under the Plan. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

    The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights granted under all of our existing equity compensation plans that were outstanding as of March 31, 2003, including our 1996 Stock Plan and 2000 Nonstatutory Stock Plan.

---------------------- -----------------   -------------   --------------------
                          (a)                 (b)               (c)
                                                            Number of securities
                                            Weighted        remaining
                                            average         available for
                       Number of            exercise        future issuance
                       securities           price           under equity
                       to be issued         of outstanding  compensation plans
                       upon exercise        options,        (excluding
                       of outstanding       warrants        securities
                       options, warrants    and             reflected
Plan Category          and rights           rights          in column(a)
---------------------- ------------------ ---------------- ---------------------
---------------------- ------------------ ---------------- ---------------------
Equity compensation         8,108,895         $4.58            1,362,833
plans approved by
security holders......
---------------------- ------------------ ---------------- ---------------------
---------------------- ------------------ ---------------- ---------------------

Equity compensation           921,424 (1)     $5.20              578,576
plans not approved by
security holders......
---------------------- ------------------ ---------------- ---------------------
---------------------- ------------------ ---------------- ---------------------

SubTotal Options.           9,030,319                          1,941,409

---------------------- ------------------ ---------------- ---------------------
---------------------- ------------------ ---------------- ---------------------

Warrants                      640,190         $9.84                   --
---------------------- ------------------ ---------------- ---------------------
---------------------- ------------------ ---------------- ---------------------

Total                       9,670,509                          1,941,409
---------------------- ------------------ ---------------- ---------------------

---------
(1) Issued pursuant to our 2000 Nonstatutory Stock Option Plan, the adoption of which did not require the approval of our stockholders.

         On December 14, 2000, the Board of Directors approved the 2000 Nonstatutory Stock Option Plan (the "2000 Plan"). The 2000 Plan provides for the granting of non-qualified stock options to employees and consultants at the fair market value of our common stock as of the date of grant. Options granted under the 2000 Plan generally vest at a rate of 1/4th after 12 months and 1/48th per month thereafter. The 2000 Plan provides that vested options may be exercised for 3 months after termination of employment and for 12 months after termination of employment as a result of death or disability. We may select alternative periods of time for exercise upon termination of service. The 2000 Plan permits options to be exercised with cash, check, or certain other shares of our stock or consideration received by us under a "cashless exercise" program. In the event that we merge with or into another corporation, or sell substantially all of our assets, the 2000 Plan provides that each outstanding option will be assumed or substituted for by the successor corporation. If such substitution or assumption does not occur, each option will fully vest and become exercisable. There are 1,500,000 shares of common stock reserved under the Plan, and 578,576 shares remaining for future issuance.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


    The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2003 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.


                                             Number of Shares
 Name of Beneficial Owner (1)(2)            Beneficially Owned     Percent Owned
---------------------------------------     ------------------     -------------
Entities affiliated with WaldenVC (3) ......    8,104,120            19.47%
   750 Battery Street
   San Francisco, CA 94111
Steve Eskenazi (4) .........................    7,728,667            18.57
   c/o WaldenVC LLC
   750 Battery Street
   San Francisco, CA 94111
T. Rowe Price Associates, Inc. (5) .........    2,608,100             6.27
   100 E. Pratt Street
   Baltimore, Maryland 21202
Peter J. Goettner (6) ......................    2,016,608             4.76
Umberto Milletti (7) .......................    1,336,395             3.17
Michael W. Pope (8).........................      734,414             1.74
Roger V. Goddu..............................      500,000             1.20
Samuel D. Kingsland  (9) ...................      473,656             1.14
Todd A. Clyde (10) .........................      464,647             1.11
Linda T. Drumright (11) ....................      277,305             *
Jon C. Madonna (12) ........................      176,101             *
John M. Olmstead (13).......................      143,122             *
William H. Lane, III (14) ..................      113,826             *
Roderick C. McGeary (15)....................       81,501             *
All directors and executive officers as a group
(12 persons)................................   14,046,242            33.75%

----------------------
* Less than 1% of the outstanding shares of common stock.
(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 41,618,821 shares outstanding on March 31, 2003, as adjusted as required by rules promulgated by the SEC.
(2) On April 16, 2003, we acquired Horn Interactive, Inc. ("Horn") and issued approximately 2 million shares of DigitalThink common stock in exchange for all the outstanding shares of Horn. These shares were issued in April 2003 and are excluded from the table above. Richard Horn owns 1.8 million of the 2 million shares issued.
(3) Includes 4,526,222 shares held by WaldenVC II, L.P., 2,774,616 shares held by Walden Media and Information Technology Fund, L.P., 417,818 shares held by Walden Capital Partners II, L.P. and 385,464 shares held by WaldenVC II-Side, L.P. Mr. Eskenazi has shared voting power over the shares held by WaldenVC II, L.P., Walden Media and Information Technology Fund, L.P. and WaldenVC II-Side, L.P. Mr. Eskenazi disclaims beneficial ownership of such shares.
(4) Includes 4,526,222 shares held by WaldenVC II, L.P., 2,774,616 shares held by Walden Media and Information Technology Fund, L.P. and 385,464 shares held by WaldenVC II-Side, L.P. Mr. Eskenazi disclaims beneficial ownership of such shares. Also includes 34,449 shares that Mr. Eskenazi beneficially owns and includes 7,916 stock options exercisable within 60 days of March 31, 2003.

(5) These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims beneficial ownership of such securities.
(6) Includes 755,208 stock options exercisable with 60 days of March 31, 2003. 1,206,400 shares held by the Peter Goettner and Stephanie Shmunes Trust UTA Dated July 15, 1999 and 55,000 shares beneficially owned by the Goettner-Shmunes 1999 Children's Trust UTA dated July 26, 1999.
(7) Includes 589,288 stock options exercisable within 60 days of March 31, 2002, 627,107 shares held by the Umberto Milletti and Julie Milletti Trust Dated March 10, 1999 and 120,000 shares held by Vincent Vitiello, Trustee of the Milletti Children's Trust UTA Dated August 13, 1999.
(8) Includes 665,623 stock options exercisable within 60 days of March 31, 2003.
(9) Includes 3,272 shares held by Granite Ventures, LLC, 43,512 shares held by Adobe Ventures III, LP and 10,169 shares held by Adobe Ventures II, LP. Mr. Kingsland disclaims beneficial ownership of such shares. Also, includes 7,916 stock options exercisable within 60 days of March 31, 2002.
(10) Includes 248,400 stock options exercisable within 60 days of March 31, 2003.
(11) Includes 219,892 stock options exercisable within 60 days of March 31, 2003.
(12) Includes 155,101 stock options exercisable within 60 days of March 31, 2003.
(13) Includes 143,122 stock options exercisable within 60 days of March 31, 2003.
(14) Includes 38,749 stock options exercisable within 60 days of March 31, 2003.
(15) Includes 42,809 stock options exercisable within 60 days of March 31, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

    To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended March 31, 2003 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that an initial report of ownership was filed late by Mr. Goddu.

Compensation of Directors

    We do not currently pay our directors for their services as members of the Board. We do reimburse our directors for reasonable expenses in connection with attending our board and committee meetings. We do not provide additional compensation for committee participation or special assignments of the Board.

    From time to time, we have granted our outside directors options to purchase shares of our common stock under the DigitalThink 1996 Stock Plan. Options granted are intended by us not to qualify as incentive stock options under the Code.

    In April 2002, we granted each of our four non-employee directors an option to purchase 10,000 shares at a per share price of $1.14. In April 2002, we granted Mr. Madonna an option to purchase 250,000 shares at a per share price of $1.14. In September 2002, upon joining the Board, we granted Mr. Goddu an option to purchase 40,000 shares at a per share price of $1.10. In April 2003, we granted options to purchase 10,000 shares at a per share price of $2.40 to Mr. Goddu, Mr. McGeary, Mr. Eskenazi, Mr. Kingsland and Mr. Goettner and granted an option to purchase 15,000 shares at a per share price of $2.40 to Mr. Lane for his role as Audit Committee Chairman. All of the April 2003 grants were fully vested on the date of grant.

Compensation of Executive Officers

     The following table sets forth the compensation paid by us during fiscal 2001, 2002 and 2003 to our Chief Executive Officer and our next four most highly compensated executive officers at March 31, 2003 (the "Named Executive Officers").



                           Summary Compensation Table

                                                      Long Term
                                 Annual Compensation Compensation
                                 ------------------- ------------
                                                     Securities
Name and Principal        Fiscal                     Underlying     All Other
 Positions                 Year  Salary($) Bonus($)  Options(#)  Compensation($)
------------------------- ------ --------- --------  ---------   --------------
Michael W. Pope (1) ...... 2003   250,000       --    700,000       4,800
  Chief Executive Officer  2002   200,000       --         --       4,800
  & President              2001   175,000   31,085    175,000       4,800

Todd A. Clyde............. 2003   200,000       --    200,000          --
  Vice President,          2002   200,000       --         --          --
  Consulting and Market    2001   139,101   61,467    120,000          --
  Solutions

Umberto Milletti...........2003   200,000       --    200,000          --
  Vice President,          2002   200,000       --         --          --
  Solutions                2001   149,167   61,937    175,000          --
  Management

Linda T. Drumright ........2003   200,000       --    125,000          --
  Vice President,          2002   200,000       --         --          --
  Engineering              2001   150,000   31,588    100,000          --

John M. Olmstead (2).......2003   200,000       --    125,000          --
  Vice President, Sales    2002   200,000       --     25,000          --
                           2001    11,442       --    120,000          --

----------
(1) Michael W. Pope joined DigitalThink in the third quarter of fiscal 2000. Effective April 1, 2002, Mr. Pope was promoted from Vice President, Chief Financial Officer to President and Chief Executive Officer of DigitalThink. Effective April 1, 2002, Mr. Pope was appointed to the Board of Directors. In each of fiscal 2003, 2002 and 2001, we paid $4,800 in other compensation to Mr. Pope relating to a car allowance.

(2) John M. Olmstead joined DigitalThink in the fourth quarter of fiscal 2001 as Vice President of Sales. In January 2003, Mr. Olmstead was replaced by
     J. Jay Tyler, Executive Vice President of Sales and Marketing. Mr. Tyler's base salary for fiscal 2004 is $240,000.

Stock Option Grants and Exercises

         We grant options to our executive officers under the DigitalThink 1996 Stock Plan and 2000 Non-Statutory Option Plan. As of March 31, 2003, options to purchase a total of 9,030,319 shares were outstanding under the Plans and options to purchase 1,941,409 shares remained available for grant thereunder.

         The following tables show for the fiscal year ended March 31, 2003, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:


                               Individual Grants
                   ------------------------------------------
                                                               Potential
                                                               Realizable Value
                                                               at Assumed Annual
                                                               Rates of
                  Number of   Percent of                       Stock Price
                  Securities  Total Options                    Appreciation
                  Underlying  Granted to    Exercise           For Option Term
                  Options     Employees in  Price   Expiration ----------------
Name              Granted(#)  Fiscal 2003   ($/Sh)    Date     5% ($)    10% ($)
---------------   ----------  -----------   ------- -------- --------  ---------
Michael W. Pope....  700,000     13.17%     $1.14   4/11/12 $501,857  $1,271,806
Todd A. Clyde......  200,000      3.76       1.14   4/11/12  143,388     363,373
Umberto Milletti...  200,000      3.76       1.14   4/11/12  143,388     363,373
Linda T. Drumright.. 125,000      2.35       1.14   4/11/12   89,617     227,108
John M. Olmstead (1) 125,000      2.35       1.14   4/11/12   89,617     227,108

-------------
(1) In January 2003, Mr. Olmstead was replaced by Mr. Tyler, Executive Vice President of Sales and Marketing. On January 27, 2003, Mr. Tyler was granted an option to purchase 400,000 shares at a price per share of $1.61 that expires on January 27, 2013. At 5% and 10% assumed annual rates of stock price appreciation for option term, the potential realizable value is $405,008 and $1,026,370 for this grant.

    In fiscal 2003, we granted options to purchase an aggregate of 5,755,200 shares of common stock to our employees, directors and consultants. Generally, we grant options at an exercise price equal to the fair market value of the underlying common stock on the date of grant, as determined by our Board, and the options vest over four years from the date of grant. The options granted on April 11, 2002 to all employees (including management) vest 50% over the first year on a monthly basis and the remaining 50% vests monthly over years two and three of the grant. Because we are a publicly-held company, the fair market value of our stock equals its trading market price.

Aggregated  Option  Exercises  in Last  Fiscal Year and Fiscal  Year-End  Option
Values

    The following table sets forth information for our Named Executive Officers, relating to the number and value of securities underlying exercisable and unexercisable options held at March 31, 2003.


                               Number of Securities           Value of
                              Underlying Unexercised   Unexercised In-the-Money
                                     Options at              Options at
                                  March 31, 2003(#)      March 31, 2003($)
           Shares            ------------------------  -------------------------
           Acquired
           on       Value
Name       Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
--------   -------- -------- ----------- ------------- ----------- -------------
Michael W.
  Pope          --      --     614,581     466,669      $711,102     $564,960
Todd A.
  Clyde     75,450 $64,511     227,776     179,274       140,887      173,779
Umberto
  Milletti.     --      --     563,330     216,670       912,391      161,419
Linda T.
  Drumright     --      --     200,831     144,169       200,987      133,262
John M.
  Olmstead (1)  --      --     129,268     140,732        85,362      100,888

------------
(1) In January 2003, Mr. Olmstead was replaced by Mr. Tyler, Executive Vice President of Sales and Marketing. On January 27, 2003, Mr. Tyler was granted an option to purchase 400,000 shares at a price per share of $1.61 that expire on January 27, 2013. All of these options were unexercisable at March 31, 2003 and the value of unexercised in-the-money options at March 31, 2003 was $408,000.

    The value of unexercised in-the-money options at March 31, 2003 above is based on a value of $2.63 per share, the last reported sale price of our common stock on the Nasdaq National Market on March 31, 2003, less the per share exercise price, multiplied by the number of shares issuable upon exercise of the option. All options were granted under the DigitalThink 1996 Stock Plan and 2000 Non-Statutory Option Plan.

Employment, Severance and Change of Control Agreements

    In September 2001 we entered into a change of control severance agreement with Michael Pope, our President and Chief Executive Officer and Jon Madonna, our Chairman. Pursuant to this agreement, in the event of a Change of Control (as defined in each agreement) followed within 12 months by (i) the actual termination of either of their continuing employment other than for Cause (as defined in each agreement) or (ii) the resignation by either of them for Good Reason (as defined in the Agreement), all of their outstanding stock options will immediately vest and become exercisable. They will be entitled to accelerated vesting if we terminate either of their employment for cause or if they terminate their employment voluntarily for other than Good Reason.

    In January 2003 we entered into an employment agreement with J. Jay Tyler, our Executive Vice President of Sales and Marketing. Mr. Tyler's employment agreement contains a change of control provision that provides Mr. Tyler with certain benefits as follows: In the event of a Change of Control (as defined in the agreement) followed within two years by the termination of Mr. Tyler's employment other than (i) for Cause (as defined in the agreement) or (ii) Mr. Tyler's resignation not for Good Reason (as defined in the agreement), (x) one half of Mr. Tyler's unvested stock options will immediately vest and become exercisable and (y) Mr. Tyler shall be entitled to receive payments of severance at a rate equal to his base salary payments, for a period of six months. Mr. Tyler will not be entitled to accelerated vesting or severance payments if we terminate his employment for cause or if Mr. Tyler terminates his employment voluntarily for other than Good Reason.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

    The Compensation Committee of the Board of Directors (the "Committee"), comprising three directors, none of whom are employees of the Company, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and stockholder return.

    Compensation Philosophy. The Company's overall executive compensation philosophy is based on a series of guiding principles derived from the Company's values, business strategy, and management requirements. These principles are summarized as follows:

  . Provide competitive levels of total compensation which will enable DigitalThink to attract and retain the best possible executive talent;

  .      Motivate executives to achieve optimum performance for the Company;

  . Align the financial interest of executives and stockholders through equity-based plans;

  . Provide a total compensation program that recognizes individual contributions as well as overall business results.

    Compensation Program. The Committee is responsible for reviewing and recommending to the Board the compensation and benefits of all officers of DigitalThink and establishes and reviews general policies relating to compensation and benefits of employees of the Company. The Committee is also responsible for the administration of the Company's 1996 Stock Plan and 2000 Non-Statutory Option Plan. There are two major components to the Company's executive compensation: base salary and potential cash bonus, as well as potential long-term compensation in the form of stock options. The Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

1. Base Salary. In setting compensation levels for executive officers, the Committee reviews competitive information relating to compensation levels for comparable positions at other high technology companies. In addition, the Committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. Individual executive officer base compensation may vary based on time in position, assessment of individual performance, salary relative to internal and external equity and critical nature of the position relative to the success of the Company.

2. Bonus. In setting bonus levels for executive officers, the Committee also reviews competitive information relating to bonus levels for comparable positions at other high technology companies. No bonuses were paid in fiscal 2002 or fiscal 2003.

3. Long-Term Incentives. The Company's Stock Plan provides for the issuance of stock options to officers and employees of DigitalThink to purchase shares of DigitalThink's common stock at an exercise price equal to the fair market value of such stock on the date of grant. Stock options are granted to the Company's executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of the Company's equity.

4. Benefits. DigitalThink provides benefits to the named executive officers that are generally available to all employees of the Company. The amount of executive level benefits and perquisites, as determined in accordance with the rules of the SEC relating to executive compensation, did not exceed 10% of total salary and bonus for the fiscal year 2003 for any executive officer.

Fiscal 2003 Compensation for the Chief Executive Officer

    In determining Mr. Pope's salary for fiscal year 2003, the Committee considered competitive compensation data for public internet and business-to-business e-commerce companies. The Committee took into account Mr. Pope's experience and knowledge and approved a salary of $250,000 and the award of options to purchase 700,000 shares of Company Common Stock at $1.14 per share.

Section   162(m)  of  the  Internal   Revenue  Code   Limitations  on  Executive
Compensation

    In 1993, Section 162(m) was added to the United States Internal Revenue Code of 1986, as amended. Section 162(m) may limit the Company's ability to deduct for United States federal income tax purposes compensation in excess of $1,000,000 paid to the Company's Chief Executive Officer and its four other highest paid executive officers in any one fiscal year. No executive officer of DigitalThink received any such compensation in excess of this limit during fiscal 2003.

    It is the opinion of the Committee that the aforementioned compensation policies and structures provide the necessary discipline to properly align the Company's corporate economic performance and the interest of the Company's stockholders with progressive, balanced and competitive executive total compensation practices in an equitable manner.

    The foregoing Committee Report shall not be "soliciting material" or deemed to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent DigitalThink specifically incorporates it by reference into such filing.

                            Respectfully submitted,

                            The Compensation Committee of the Board of Directors

                            Roger V. Goddu
                            Samuel D. Kingsland
                            Roderick C. McGeary

    As noted above, our compensation committee consists of Mr. Goddu, Mr.Kingsland and Mr. McGeary. No member of the Compensation Committee is currently, or has ever been at any time since our formation, one of our officers or employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Performance Measurement Comparison (1)

    The following graph compares the cumulative total stockholder return on our common stock with the cumulative total return of the Nasdaq Composite Index ("Nasdaq Index") and the Internet (New) Index of stocks ("IIX Index").

    Shares of our common stock are traded on the Nasdaq National Market under the symbol "DTHK". The graph assumes that $100 was invested in our common stock, the Nasdaq Index and the IIX Index from the date of our initial public offering, February 25, 2000, through March 31, 2003, the last trading day of our 2003 fiscal year. The total return indices reflect reinvested dividends and are weighted on a market capitalization basis at the time of each reported data point. Historic stock price performance is not necessarily indicative of future stock price performance.

[THE  FOLLOWING  INFORMATION  WAS  REPRESENTED  AS A BAR  CHART  IN THE  PRINTED
MATERIAL]


DTHK Stock Performance v Major Indices

Date          DTHK             Internet Index       NASDAQ
29-Feb-00   $  109.78            $ 102.58           $ 102.60
31-Mar-00   $  106.12            $ 101.46           $  99.89
28-Apr-00   $   54.20            $  83.63           $  84.33
31-May-00   $   56.57            $  68.78           $  74.29
30-Jun-00   $   96.66            $  80.86           $  86.64
31-Jul-00   $  133.35            $  79.37           $  82.29
31-Aug-00   $   91.76            $  91.45           $  91.88
29-Sep-00   $  113.47            $  82.04           $  80.23
31-Oct-00   $   94.91            $  71.66           $  73.61
30-Nov-00   $   29.47            $  51.49           $  56.75
29-Dec-00   $   45.96            $  45.65           $  53.97
31-Jan-01   $   36.21            $  50.76           $  60.57
28-Feb-01   $   23.22            $  35.12           $  47.01
30-Mar-01   $   28.13            $  27.34           $  40.20
30-Apr-01   $   23.09            $  32.59           $  46.23
31-May-01   $   22.09            $  31.91           $  46.10
29-Jun-01   $   18.91            $  30.85           $  47.20
31-Jul-01   $   39.06            $  27.48           $  44.28
31-Aug-01   $   32.87            $  21.82           $  39.44
28-Sep-01   $   20.82            $  16.70           $  32.74
31-Oct-01   $   22.31            $  19.58           $  36.92
30-Nov-01   $   22.68            $  24.07           $  42.17
31-Dec-01   $   29.09            $  23.83           $  42.61
31-Jan-02   $   19.10            $  22.47           $  42.25
28-Feb-02   $   10.37            $  18.03           $  37.82
28-Mar-02   $    6.06            $  19.72           $  40.31
30-Apr-02   $    2.75            $  16.33           $  36.88
31-May-02   $    4.18            $  15.68           $  35.29
28-Jun-02   $    3.77            $  13.39           $  31.96
31-Jul-02   $    3.04            $  11.55           $  29.01
30-Aug-02   $    4.20            $  11.79           $  28.72
30-Sep-02   $    2.99            $  10.24           $  25.60
31-Oct-02   $    4.18            $  12.68           $  29.05
29-Nov-02   $    5.52            $  15.73           $  32.30
31-Dec-02   $    4.69            $  13.55           $  29.17
31-Jan-03   $    4.58            $  13.65           $  28.85
28-Feb-03   $    6.87            $  13.61           $  29.22
31-Mar-03   $    7.09            $  13.71           $  29.30

    -----------
(1) The Stock Performance Graph and related disclosure are not soliciting material, are not deemed to be filed with the SEC, and are not to be incorporated by reference in any filing of DigitalThink under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification Agreements

    We have entered into indemnification agreements with each of our directors and executive officers that provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of ours, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

Change of Control Agreements

    In September 2001 we entered into a change of control severance agreement with Michael Pope, our President and Chief Executive Officer and Jon Madonna, our Chairman. Pursuant to this agreement, in the event of a Change of Control (as defined in each agreement) followed within 12 months by (i) the actual termination of either of their continuing employment other than for Cause (as defined in each agreement) or (ii) the resignation by either of them for Good Reason (as defined in the Agreement), all of their outstanding stock options will immediately vest and become exercisable. They will be entitled to accelerated vesting if we terminate either of their employment for cause or if they terminate their employment voluntarily for other than Good Reason.

    In January 2003 we entered into an employment agreement with J. Jay Tyler, our Executive Vice President of Sales and Marketing. Mr. Tyler's employment agreement contains a change of control provision that provides Mr. Tyler with certain benefits as follows: In the event of a Change of Control (as defined in the agreement) followed within two years by the termination of Mr. Tyler's employment other than (i) for Cause (as defined in the agreement) or (ii) Mr. Tyler's resignation not for Good Reason (as defined in the agreement), (x) one half of Mr. Tyler's unvested stock options will immediately vest and become exercisable and (y) Mr. Tyler shall be entitled to receive payments of severance at a rate equal to his base salary payments, for a period of six months. Mr. Tyler will not be entitled to accelerated vesting or severance payments if we terminate his employment for cause or if Mr. Tyler terminates his employment voluntarily for other than Good Reason.

Policy Regarding Transactions With Affiliates

     All future transactions with affiliates, including any loans we make to our officers, directors, principal stockholders or other affiliates, will be approved by a majority of our Board, including a majority of the independent and disinterested members or, if required by law, a majority of disinterested stockholders, and will be on terms no less favorable to us than we could have obtained from unaffiliated third parties.


                         HOUSEHOLDING OF PROXY MATERIALS

    The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are DigitalThink stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to DigitalThink, Inc., 601 Brannan Street, San Francisco, CA 94107, Attn: Robert J. Krolik, Chief Financial Officer or contact Mr. Krolik at (415) 625-4000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

                                  OTHER MATTERS

    The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.


                                     FOR THE BOARD OF DIRECTORS

                                     Robert J. Krolik
                                     Secretary

San Francisco, California
June 10, 2003

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended March 31, 2003 is available without charge upon written request to: Corporate Secretary, DigitalThink, Inc., 601 Brannan Street, San Francisco, CA 94107.

                                   APPENDIX A

                             Audit Committee Charter


PURPOSE:

The purpose of the Audit Committee of the Board of Directors of DigitalThink, Inc. (the "Company") shall be to:

o Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;
o Assist the Board in oversight and monitoring of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications, independence and performance, and (iv) the Company's internal accounting and financial controls;
o   Prepare the report that the rules of the Securities and Exchange
    Commission (the "SEC") require be included in the Company's annual proxy statement;
o Provide the Company's Board with the results of its monitoring and recommendations derived therefrom; and
o Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

    In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

    The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

o Each member will be an independent director, as defined in (i) NASDAQ Rule 4200 and (ii) the rules of the SEC;
o Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and
o At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

    The responsibilities of the Audit Committee shall include:
o Reviewing on a continuing basis the adequacy of the Company's system of internal controls, including meeting periodically with the Company's management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company's periodic filings and the attestations or reports by the independent auditors relating to such disclosure;
o   Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;
o   Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve (i) the hiring and firing of the independent auditors; (ii) all audit engagement fees and terms; and (iii) all non-audit engagements, as may be permissible, with the independent auditors;
o Reviewing and providing guidance with respect to the external audit and the Company's relationship with its independent auditors by (i) reviewing the independent auditors' proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) reviewing the independent auditors' peer review conducted every three years; (iv) discussing with the Company's independent auditors the financial statements and audit
    findings,  including  any significant   adjustments,   management  judgments
    and  accounting   estimates,   significant  new  accounting  policies  and
    disagreements  with  management  and any other  matters  described  in SAS
    No. 61, as may be modified or supplemented; and (v) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;
o Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and
    Results of Operations," prior to filing the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the
    SEC;
o Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;
o Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;
o Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;
o Overseeing compliance with the requirements of the SEC for disclosure of auditor's services and audit committee members, member qualifications and activities;
o Reviewing, approving and monitoring the Company's code of ethics for its senior financial officers;
o Reviewing management's monitoring of compliance with the Company's standards of business conduct and with the Foreign Corrupt Practices Act;
o Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;
o Providing oversight and review at least annually of the Company's risk management policies, including its investment policies;
o   Reviewing the Company's compliance with employee benefit plans;
o Overseeing and reviewing the Company's policies regarding information technology and management information systems;
o If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;
o As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;
o   Reviewing and approving in advance any proposed related party transactions;
o   Reviewing its own charter, structure, processes and membership requirements;
o Providing a report in the Company's proxy statement in accordance with the rules and regulations of the SEC; and
o Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

MEETINGS:

    The Audit Committee will meet at least five times each year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

    The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company and the Principal Accounting Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly, to fulfill the responsibilities of the Audit Committee under this charter.

MINUTES:

    The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

    In addition to preparing the report in the Company's proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Committee's charter.

COMPENSATION:

    Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members, as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors.

    Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

DELEGATION OF AUTHORITY:

    The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

    This charter will be reviewed annually, and updated as appropriate.